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                                                                 CONFORMED COPY
                                                                 --------------







                               Dated 9 June 1997
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                          (1) GORANDEL TRADING LIMITED

                         (2) ALPHA-A LIMITED AND OTHERS










                               SERVICES AGREEMENT








                           Travers Smith Braithwaite
                                  10 Snow Hill
                                London EC1A 2AL

                            Telephone 0171-248 9133
                            Facsimile 0171-236 3728

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                                     INDEX
                                     -----

Clause                                                            Page Number

 1.      Definitions and interpretation                                     1
 2.      Appointment                                                        3
 3.      Terms of business                                                  3
 4.      Confidentiality                                                    4
 5.      Liability                                                          5
 6.      Force majeure                                                      5
 7.      Term and termination                                               5
 8.      Assignment                                                         6
 9.      No waiver                                                          6
10.      Severance                                                          6
11.      Notices                                                            7
12.      Applicable law and jurisdiction                                    7
13.      General                                                            7
14.      Dispute Resolution                                                 8
15.      Service of Proceedings                                             9

Schedules

1        Alpha Companies                                                   10

Annexures

1.       Map of Relevant Area
2.       Agreed sub-contract rates

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THIS AGREEMENT is made on 9 June 1997

BETWEEN:-

(1) GORANDEL TRADING LIMITED a company incorporated and registered in Cyprus (registration number 56442) whose registered office is at 10 Mnasiadou Street, Elma Building, Nicosia, Cyprus ("GTL"); and

(2) THE SEVERAL COMPANIES whose details are set out in Schedule 1 (the "Alpha Companies").



IT IS AGREED as follows:-

1.  Definitions and interpretation

1.1 Throughout this Agreement, including the Schedules, the following words and phrases have the following meanings:-

Business Day                 a weekday, other than a Saturday, on which
                             clearing banks are ordinarily open for business in the City of London;

CIS the geographical area of those states which at the date of this Agreement are members of the Confederation of Independent States and any state(s), territory(ies) within such area as may from time to time merge or result from any reorganisation, boundary reorganisation, amalgamation or division which may occur in or between any such state(s);

Client in relation to a person carrying on a business, any person who, in the course of such business, has been provided with Security
                             Goods or supplied with Security Services in the Relevant Area, including any person who has asked (or enquired about) the provision of Security Goods or Security Services in the Relevant Area;

GTL Client                   a Client whose registered office or that of its
                             ultimate holding company is outside of the Relevant Area or a Client which is a joint venture entity or other special purpose vehicle where one or other of the shareholders or persons operating the business of such entity or vehicle has its registered office or that of its ultimate holding company outside the Relevant

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                                     - 2 -

                             Area in respect of whom GTL has arranged (or has been requested to arrange) the provision of Security Goods or Security Services in the Relevant Area;

Confidential Information     information or data of a confidential nature or
                             which is proprietary to a party relating to the affairs of the party or to its business;

Excepted Client              a Client who is not a GTL Client;

Relevant Area                the area shown edged in red on the map which
                             comprises the Annexure to this Agreement and which encompasses the CIS, Latvia, Lithuania and Estonia;

Security Goods               all goods and products required in order to
                             provide Security Services;

Security Services            the provision and management of security of all
                             kinds, including (without limitation) guard and other protection services, courier services, logistical management, medical management, supervision and training of security personnel, advice and consultation on all types of security arrangements and on situations involving security needs, equipment supply, investigative services and all services ancillary to or relating to such matters;

US$                          the unit of currency of the USA.

1.2 Where used in this Agreement the terms "subsidiary" and "holding company" shall have the meanings respectively attributed to them by section 736 of the Companies Act 1985 as in force at the date of this Agreement.

1.3  A reference to any statutory provision in this Agreement:-

         1.3.1 includes any order, instrument, plan, regulation, permission and direction made or issued under such statutory provision or deriving validity from it; and

         1.3.2 shall be construed as a reference to such statutory provision as in force at the date of this Agreement (including, for the avoidance of doubt, any amendments made to such statutory provision that are in force at the date of this Agreement); and

         1.3.3 shall also be construed as a reference to any statutory provision of which such statutory provision is a re-enactment or consolidation.

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1.4 The headings in this Agreement are for convenience only and shall not affect its meaning.

1.5 References to a clause are (unless otherwise stated) to a clause of this Agreement.

1.6 Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

2.  Appointment

2.1 Subject to the provisions of clause 2.3, the Alpha Companies each agree that for the duration of this Agreement they will not provide Security Goods or Security Services in the Relevant Area to any Client other than to GTL (or any other member of the group of companies of which GTL is a member) and undertake to GTL that they shall on request by GTL provide written details of all Clients (save for any of such Clients which are wholly state owned) for whom they act or are sub-contracted to act.

2.2 The provisions of clause 2.1 shall not apply to the provision by the Alpha Companies of Security Goods or Security Services within the Relevant Area where the Client is an Excepted Client.

2.3 During the term of this Agreement GTL shall not contract for the provision of Security Goods or Security Services in the Relevant Area without first having offered to subcontract the provision of such Security Goods or Security Services to any of the Alpha Companies. Such offer shall be made in writing to the relevant Alpha Company and shall be deemed declined unless the relevant Alpha Company shall, within a period of 7 days following the offer, have confirmed:

         2.3.1 that it is ready and able to perform the Security Services or provide the Security Goods requested; and

         2.3.2 that it is in agreement with the commercial terms proposed by GTL in making the offer pursuant to clause 3 below.

The company to whom the offer to sub-contract is made shall be in the absolute discretion of GTL (following consultation with an officer of Defence Systems Group Limited).

3.  Terms of business

3.1 Each of the parties will use their best endeavours to promote the provision of Security Goods and Security Services within the Relevant Area. Each party will market and promote the provision of Security Goods and Security Services to Clients and potential Clients in the Relevant Area. The parties will seek to develop and exploit markets in the Relevant Area for the provision of Security Goods and Security Services. Each of the Alpha Companies shall have principal responsibility for promotion of this business within the Relevant Area and GTL shall have principal responsibility for promotion of this business outside the Relevant Area.

3.2 Save in relation to any Excepted Clients any contact by any party hereto with a Client

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or potential Client and any enquiry by a Client or potential Client to any party hereto for or in connection with the provision of Security Goods or Security Services in any part of the Relevant Area shall be directed to GTL. GTL shall then offer to sub-contract the matter in accordance with clause 2.4.

3.3 Each order accepted in accordance with clause 2.4 shall constitute a separate contract with GTL on the terms agreed.

3.4 The terms on which Security Goods or Security Services are to be provided to a Client pursuant to an offer referred under clause 2.4 shall be defined by GTL in the offer. The sub-contract shall provide for payment to the relevant sub-contractor on the basis of the rates set out in Annexure 2 and such rates shall be fixed for a period of one year and thereafter any increase in such rates shall only be made following service of 90 days' written notice by the sub-contractor and providing that GTL is able to agree with the Client a corresponding percentage increase in the fees payable to it by the Client. The payment to the sub-contractor shall be made as it shall direct (subject to GTL's approval, which will not be unreasonably withheld) provided that the sub-contractor shall deliver to GTL a monthly invoice (in US$) for sums payable to it in respect of work undertaken during the preceding month. GTL shall make payment to the sub-contractor of an agreed invoice within 15 days of receipt by GTL of such invoice and shall, where it is able, make payment to the sub-contractor in the local currency on the basis of the exchange rate quoted by the Bank of Scotland on the date of the agreed invoice, or failing which, shall make payment in US$.

3.5 Where Security Goods or Security Services are provided to a Client in accordance with clause 3.4 above the sub-contractor shall take sole responsibility for performance of the contract, shall keep GTL fully informed of its performance and the reason for any delay or difficulty in its performance and shall indemnify GTL against any claim by the Client made against GTL which arises from any failure in performance or other acts or omissions of the sub-contractor in respect of such contract.

3.6 The sub-contractor shall use its best endeavours to perform the Security Services and deliver the Security Goods in a prompt and professional manner to the satisfaction of the Client and in accordance with the instructions of GTL, including in particular but without limitation, procuring that personnel wear such uniforms as may be specified by GTL.

3.7 The parties will regularly liaise concerning the performance of orders generated and the promotion of the business referred to in clause 3.1 above in the best interests of the business. Where any contract with a Client has not been properly performed or where any Client makes substantial or persistent complaints about the performance of the contract the parties shall meet forthwith to determine how this shall be resolved. The party in default shall be subject to the termination provisions of clause 7.2.1 if the matter is not resolved to the mutual satisfaction of the parties.

4.  Confidentiality

Both during and after the term of this Agreement each of the parties shall, and shall procure that its employees, contractors and agents shall, keep confidential and not disclose to any third party any Confidential Information. This shall not apply to any Confidential

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Information which comes into the public domain without fault on the part of a party.

5.  Liability

The liability of each of the parties to the other arising out of or in connection with the supply of Security Services or Security Goods, whether for direct, indirect, consequential or any other type of loss and whether the same shall have been caused by the negligent, misrepresentation or any other fault of the party or by any breach or non-performance by the party of this Agreement shall in no event exceed US$1,000,000 in total and all conditions, warranties or other terms that are expressed or implied by law or otherwise inconsistent with the obligations of the parties expressed in this Agreement are hereby excluded, provided always that nothing in this Agreement shall exclude the liability of the parties for death or personal injury caused by their respective negligence.

6.  Force majeure

Neither party shall be liable to the other nor shall it be deemed to be in default of this Agreement as a result of any delay or failure in performing its obligations under this Agreement to the extent that any such delay or failure arises from causes beyond its reasonable control including, but not limited to, acts of God, acts or regulations of any governmental or supranational authority, war or national emergency, accident, fire, riot, strikes, lock-outs and industrial disputes.

7.  Term and termination

7.1 This Agreement shall be deemed to have commenced on 31 May 1997 and shall continue in force until 31 May 2002.

7.2 A party may, without prejudice to any other rights which it may have, forthwith upon giving written notice to the other terminate this Agreement upon the happening of any of the following events:-

         7.2.1 if the other fails to observe or perform any of the terms or conditions of this Agreement and such default or breach, if capable of remedy, continues for 30 days after notice from the party specifying the breach or default and requiring the same to be remedied;

         7.2.2 if the other makes or commits such default or breach as referred to in clause 7.2.1 which is incapable of remedy;

         7.2.3 if the other ceases or threatens to cease to carry on its business(es) or a substantial part of such business(es) or disposes or threatens to dispose of the whole or a substantial part of its undertaking, property or assets or stops or threatens to stop payment of its debts generally;

         7.2.4 if the other proposes or makes any scheme of arrangement or composition with its creditors or is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986;

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         7.2.5 if a resolution is passed or a petition presented for the winding-up of the other (other than for the purposes of a reconstruction or amalgamation, during the course of which the other party remains capable of performing in full its obligations under this Agreement, and the terms of which have previously been approved in writing by the first party);

         7.2.6 if a resolution is passed or a petition presented for the appointment of, or if the appointment is otherwise made of, a receiver, manager, administrative receiver or like person over the whole or any material part of the property or assets of the other party or a resolution is passed or a petition presented for the making of an administration order or an administration order is otherwise made in relation to the other party;

         7.2.7 if an event analogous to any of those described in clauses 7.2.4, 7.2.5 and 7.2.6 occurs in relation to a party in any territory to whose jurisdiction it is subject;

         7.2.8 if control of the other party is acquired by one or more persons not having control of it at the date of this Agreement (and, for the purposes of this provision, each party shall notify the other forthwith on becoming aware of any such acquisition of control);

7.3 GTL shall not be liable to pay to any other party any compensation for loss of profits or goodwill or for any other loss or damage whatsoever arising as a result of the expiry or non-renewal of this Agreement under clause 7.1 above.

8.  Assignment

None of the parties shall, without the prior written consent of the other, assign, mortgage, charge, pledge or otherwise encumber, deal with or dispose of any of its rights arising from or in connection with this Agreement nor shall any of the Alpha Companies, without such consent, sub-contract the provision of Security Goods or Security Services or otherwise delegate or transfer or purport to transfer any of its obligations under this Agreement.

9.  No waiver

No failure or delay by a party in exercising any remedy, right, power or privilege under or in relation to this Agreement shall operate as a waiver of the same nor shall any single or partial exercise of any remedy, right, power or privilege preclude any further exercise of the same or the exercise of any other right, power or privilege.

10.  Severance

In the event that any provision of this Agreement shall be declared by any court or other competent authority to be void or unenforceable by reason of any provision of applicable law it shall be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

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11.  Notices

11.1 Any notice shall be in writing and signed by or on behalf of the person giving it. Except in the case of personal service, any notice shall be sent or delivered to the party to be served at the address stated at the beginning of this Agreement. Any alteration in such details shall, to have effect, be notified to the other parties in accordance with this clause.

11.2  Service of a notice must be effected by one of the following methods:-

         11.2.1 personally on a director or the secretary of any party and shall be treated as served at the time of such service;

         11.2.2 by prepaid first class post (or by airmail if from one country to another) and shall be treated as served on the second (or if by airmail the fourth) Business Day after the date of posting. In proving service it shall be sufficient to prove that the envelope containing the notice was correctly addressed, postage paid and posted;

         11.2.3 by delivery of the notice through the letterbox of the party to be served and shall be treated as served on the first Business Day after the date of such delivery;

         11.2.4 by sending it by facsimile transmission to the number for the party to whom it is to be sent which is referred to below or if another number shall have been notified by that party to all the other parties for the purposes of this clause by notice given in accordance with this clause 11.2, then to the number of such party which shall have been so notified, for which purpose the latest notification shall supersede all previous notifications and shall be treated as served at the time of transmission. The fax numbers of the parties for the purpose of this clause 11.2 are:

         GTL - Fax No. 44-171-233 7434
         In respect of the Alpha Companies, the fax numbers set against their respective names in Schedule 1.

12.  Applicable law and jurisdiction

12.1 This Agreement shall be governed by and construed in accordance with the laws of England.

12.2 The parties irrevocably submit to the non-exclusive jurisdiction of the Courts of England and Wales in respect of any claim, dispute or difference arising out of or in connection with this Agreement. Nothing contained in this clause shall be taken to have limited the right of any of the parties to proceed in the courts of any other competent jurisdiction.

13.  General

13.1 This Agreement shall supersede all prior agreements and arrangements between the

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parties relating to its subject matter and all such agreements and arrangements are hereby terminated without prejudice to any rights which may have accrued to either party. This Agreement constitutes the entire and only legally binding agreement between the parties relating to its subject matter and no variation of this Agreement shall be effective unless made in writing signed by or on behalf of all the parties and expressed to be such a variation.

13.2 Any remedy or right conferred by this Agreement on any of the parties for breach of this Agreement shall be in addition to and without prejudice to any other right or remedy available to any of them.

13.3 No waiver by any party of any requirement of this Agreement or of any remedy or right under this Agreement shall have effect unless given by notice in writing signed by such party. No waiver of any particular breach of the provisions of this Agreement shall operate as a waiver of any repetition of such breach.

13.4 This Agreement may be executed in two or more counterparts and execution by each of the parties of any one of such counterparts will constitute due execution of this Agreement.

13.5 Each party shall and shall procure that any third party shall, do, execute and perform all such further deeds, documents, assurances, acts and things as may be necessary to give effect to this Agreement.

13.6 Nothing in this Agreement shall create a partnership or establish a relationship of principal and agent or any other relationship of a similar nature between the parties.

13.7 Neither party hereto shall have the power or authority to bind the other as to any matter or thing to be done save as may be specifically agreed in writing between the parties from time to time.

14.  Dispute Resolution

14.1 Any dispute arising out of or in connection with this Agreement, including any question regarding the existence, scope, validity or termination of this Agreement or this clause (whether arising in contract, tort or otherwise), shall at the nomination of the party initiating the action be referred to and finally resolved by Arbitration under the Rule of the London Court of International Arbitration ("LCIA"), which Rule is deemed to be incorporated by reference into this clause to the extent not inconsistent with its provisions.

14.2 The arbitral panel shall consist of three arbitrators, all of which at the time of the arbitration must be independent of the parties. The party initiating arbitration (the "Claimant") shall nominate its arbitrator in its request (the "Request"). The other party (the "Respondent") shall nominate one arbitrator within 30 days of receipt of the Request in accordance with Article
2.1 of the Rules of the LCIA. Where there is more than one Claimant or more than one Respondent and the Claimants or the Respondents (as the case may be) cannot agree between themselves on the nomination of an arbitrator, the Arbitration Court of the LCIA shall forthwith appoint both parties' arbitrators and such arbitrators shall stand as the parties' nominated arbitrators. Within 30 days of the

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appointment of the parties' nominated arbitrators by the Arbitration Court of the LCIA or the nomination of the second arbitrator, the two arbitrators shall nominate a third arbitrator to be the Chairman of the tribunal, failing which the Arbitration Court of the LCIA shall forthwith appoint the Chairman.

14.3 The place of the arbitration shall be London, England and the proceedings shall be governed by the laws of England.

14.4 The language of the arbitration shall be English and the award shall be in English.

14.5 The arbitral award may grant any relief deemed by the arbitrators to be appropriate, including, without limitation, specific performance and preliminary or interim relief (including but not limited to a preliminary injunction or temporary restraining order). The arbitral award shall state the reasons for the award and relief granted, shall be final and binding on the parties to the arbitration, and may include an award of costs (including the parties' legal and other costs). Any award rendered may be confirmed, judgment upon any award rendered may be entered, and such award or the judgment thereon may be enforced in any court of any state or country having competent jurisdiction.

14.6 Notwithstanding the other provisions of this clause GTL may seek from any court of competent jurisdiction any interim, provisional or injunctive relief that may be necessary to protect the rights or property of GTL or maintain the status quo during or after the pendency of the arbitration proceeding, subject to the provisions of Article 13.2 of the Rules of the LCIA (but excluding therefrom reference to paragraph (h) of Article 13.1 save in circumstances where the relief sought from the Court has already been sought from and refused by the arbitral tribunal). The institution and maintenance of any judicial action or proceeding for any such interim, provisional or injunctive relief shall not constitute a waiver of the right of any party to submit the dispute to arbitration.

14.7 In the event that any or part of any arbitral award is unenforceable outside the United Kingdom by reason of it granting injunctive relief or specific performance (whether interim or final relief), the parties to the arbitration agree that any of them shall be at liberty to apply to any court of competent jurisdiction for identical relief and further agree that all decisions of the arbitral tribunal giving rise to such relief shall be treated by the parties to the arbitration as giving rise to res judicata between them and may not be reopened by any of them.

15.  Service of Proceedings

Each of the Alpha Companies irrevocably authorises and appoints Yakimov Andrey of 7th Floor, Egginton House, 26-28 Buckingham Gate, London SW1E 6LD as its agent for service of proceedings in relation to any matter arising out of or in connection with this Agreement and service on such agent shall be deemed to be service on the relevant Alpha Companies.

This Agreement has been duly executed by the parties on the date set out above.

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                                   SCHEDULE 1

                                Alpha Companies

1. Alpha-A Limited, a joint Stock Company incorporated and registered at the Executive Committee of Kujbishevsky, Regional Council of Peoples Deputies in Moscow on 24 October 1991 (registration number N6474) whose official address is at 105023, Moscow, 27 Suvosovskaya Str., Building 27 (Fax no.: (007)(095) 290 3428).

2. Alpha-B Limited, a joint Stock Company incorporated and registered at the Executive Committee of Kujbishevsky, Regional Council of Peoples Deputies in Moscow whose official address is at 105023, Moscow, 27 Suvosovskaya Str., Building 27 (Fax no.: (007)(095) 290 3428).

3. Alpha-7 Limited, a joint Stock Company incorporated and registered at the Executive Committee of Kujbishevsky, Regional Council of Peoples Deputies in Moscow whose official address is at 105023, Moscow, 27 Suvosovskaya Str., Building 27 (Fax no.: (007)(095) 290 3428).

4. Alpha-K Limited, a joint Stock Company incorporated and registered at the Executive Committee of Kujbishevsky, Regional Council of Peoples Deputies in Moscow whose official address is at 105023, Moscow, 27 Suvosovskaya Str., Building 27 (Fax no.: (007)(095) 290 3428).

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SIGNED by RICHARD BETHELL         )
for and on behalf of              )
GORANDEL TRADING LIMITED          )       RICHARD BETHELL
in the presence of:-              )

NEAL WATSON
SOLICITOR
C/O 10 SNOW HILL
LONDON EC1A 2AL

SIGNED by MIKHAIL GOLOVATOV       )
for and on behalf of              )
ALPHA-A LIMITED                   )        MIKHAIL GOLOVATOV
in the presence of:-              )

NEAL WATSON
SOLICITOR
C/O 10 SNOW HILL
LONDON EC1A 2AL

SIGNED by MIKHAIL GOLOVATOV       )
for and on behalf of              )
ALPHA-B LIMITED                   )        MIKHAIL GOLOVATOV
in the presence of:-              )

NEAL WATSON
SOLICITOR
C/O 10 SNOW HILL
LONDON EC1A 2AL

SIGNED by MIKHAIL GOLOVATOV       )
for and on behalf of              )
ALPHA-7 LIMITED                   )        MIKHAIL GOLOVATOV
in the presence of:-              )

NEAL WATSON
SOLICITOR
C/O 10 SNOW HILL
LONDON EC1A 2AL

SIGNED by MIKHAIL GOLOVATOV       )
for and on behalf of              )
ALPHA-K LIMITED                   )        MIKHAIL GOLOVATOV
in the presence of:-              )

NEAL WATSON
SOLICITOR
C/O 10 SNOW HILL
LONDON EC1A 2AL

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                         SERVICES AGREEMENT: ANNEXURE 1

                              Map of Relevant Area